UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):

November 14, 2005

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Lexmark International, Inc. (“Lexmark”) will conduct its annual briefing for financial analysts and investors at its worldwide headquarters in Lexington, Kentucky on Tuesday, November 15, 2005.

Speakers whose comments will be webcast include:
•	Paul J. Curlander, Lexmark Chairman and Chief Executive Officer;
•	Paul A. Rooke, Lexmark Executive Vice President and President of its Printing Solutions and Services Division;
•	Najib Bahous, Lexmark Vice President and President of its Consumer Printer Division; and
•	John W. Gamble, Jr., Lexmark Executive Vice President and Chief Financial Officer.

The program will focus to a significant extent on Lexmark’s unique strengths and capabilities in delivering customized solutions and services to enterprise customers and will include product demonstrations which will not be webcast.

Lexmark does not intend to provide a more in-depth discussion of its plans to address business conditions as reflected in its October 25, 2005 earnings announcement.

Speakers will be webcast from 9:30 a.m. to 10:30 a.m. and from 12:00 p.m. to 1:45 p.m. All times are Eastern Standard Time and are approximate. The webcast will be accessible via http://investor.lexmark.com and will also be available for replay shortly after the conclusion of the program.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

November 14, 2005	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer